Exhibit 10.1

SEA LIMITED

AMENDMENT TO

THE AMENDED AND RESTATED SHARE INCENTIVE PLAN

The Board of Directors of Sea Limited (the “Company”) has approved the adoption of the following amendments to the Share Limit under the Company’s Amended and Restated Share Incentive Plan (the “Plan”), effective July 25, 2019:

(i)                               notwithstanding anything to the contrary in the Plan, effective as of the date hereof, increase the Share Limit by 3,000,000 Class A Ordinary Shares to a total number of 103,129,938 Class A Ordinary Shares; and

(ii)                             reduce the scheduled increase in the Share Limit to take effect on the first day of year 2020 pursuant to Section 4.2 of the Plan (the “Scheduled 2020 Increase”) by 3,000,000 Class A Ordinary Shares, provided that if the Scheduled 2020 Increase is less than 3,000,000, there shall be no increase in the Share Limit on the first day of year 2020.

Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.